Exhibit 99.1

For Immediate Release

Warwick Valley Telephone Announces Acquisition of Alteva to Significantly Strengthen CLEC/Cloud Business

Management to Conduct Conference Call Tomorrow to Discuss Acquisition and Acceleration of CLEC/Cloud Growth Strategy

Warwick, NY -- July 14, 2011 -- Warwick Valley Telephone Company (the “Company” or “WVT”) (NASDAQ: WWVY), a full service telecommunications company operating in southern Orange County, New York and portions of central New York and northwestern New Jersey, announced today that it has entered into a definitive asset purchase agreement to acquire substantially all of the assets of Alteva, LLC, a cloud-based Unified Communications (“UC”) solutions provider and North America’s largest enterprise hosted Voice over Internet Protocol (“VoIP”) provider, for cash and stock with a combined value of approximately $17 million.  The Board of Directors of the Company and the Board of Managers of Alteva, LLC have both approved the acquisition, which is subject to regulatory approvals and certain other customary conditions. The transaction is expected to close in the third quarter of 2011.

Following the closing of the acquisition, WVT will integrate its existing Competitive Local Exchange Carrier (“CLEC”) business, USA Datanet, with the operations of Alteva.  This combination will enable the Company to better capitalize on the growth that both service providers had been experiencing independently in the fast growing market for UC and hosted applications for business and enterprise customers.  It is anticipated that the Alteva acquisition will increase WVT’s consolidated revenues by approximately 30% on an annual basis, with an even greater percentage improvement in operating cash flow growth, before consideration of cost savings associated with expected integration synergies and the expected increase in business volume.

“This is an extraordinary acquisition that will significantly contribute to our strength and momentum in the marketplace, favorably impact our highly skilled workforce and the services delivered to our customers, and, most importantly, support our mission to deliver value to our shareholders,” said Duane W. Albro, President and CEO of Warwick Valley Telephone Company.  “We believe we have found a strong partner in Alteva, a fast growing UC service provider which has a complementary business, a well regarded brand, and shared values that will both benefit from and contribute to WVT’s future success.”

Mr. Albro continued, “In completing the acquisition of Alteva, we will have executed on the implementation of three key strategies for WVT, namely strengthening our CLEC platform, leveraging our legacy incumbent local exchange carrier (“ILEC”) business to enhance our competitive position, and improving upon our financial performance by scaling and growing our overall operations.  Furthermore, beyond the initial impact from the cash flow accretive acquisition of Alteva, WVT will be well positioned for future growth in its revenues, profitability and market share in one of the communications industry’s fastest growing segments.”

“Among our strategic imperatives, we will have accelerated the growth of USA Datanet, our CLEC business that was acquired in 2009 and has been the fastest growing business for WVT since that time.  We will continue to focus on strengthening our CLEC platform. Second, we will be able to leverage our ILEC business, which like most residential landline telephone service providers has been experiencing competitive pressure from wireless carriers and “triple play” offerings from more sizable facilities-based carriers.  Because of the enlarging scale of our CLEC business, our highly skilled and experienced ILEC personnel, primarily located in southern Orange County New York, who perform back office and customer care activities, will remain with WVT as they are transitioned to work for our growing CLEC operations.”

“Finally, the anticipated synergies and complementary attributes of the combined CLEC businesses will provide cost saving and operational benefits.  Alteva brings a superior sales and marketing channel with direct and agent sales maintaining national coverage, while USA Datanet has a more extensive family of products and a robust network replete with local and national connectivity, a global backbone, and full network operation and support centers.”

“This acquisition brings together complementary services and allows us to cover all market segments.  Alteva and WVT will mutually benefit from each other’s strengths. Alteva provides enterprise UC services through its strong channel partner model while providing superior customer support.  This partnership further enables this commitment  and is supportive of Alteva’s values and mission. This will change the Unified Communication Industry,” said David Cuthbert, CEO and President of Alteva.

Mr. Albro concluded, “The merits of this acquisition represent a substantial value for our investment.  The transaction will be paid for with approximately $11 million from cash on-hand and $4 million worth of our common stock, and $2 million in performance-based payments over the next 1.5 years.  The stock component of the transaction is expected to represent less than 5% of the Company’s outstanding shares on a fully diluted basis, yet we will have grown our revenues, increased our cash flow from operations, and, most importantly, strengthened our platform for future growth.  This improved business outlook significantly enhances shareholder value.”

Q Advisors LLC acted as financial advisor and Harter Secrest and Emery LLP and Kelley Drye & Warren LLP served as legal counsel to WVT in connection with the Alteva acquisition.

Conference Call Information

WVT management will further discuss the acquisition and its growth strategies on a conference call for investors and other interested parties.  The call will be held tomorrow, July 15, 2011, at 9:00 am eastern.  To access the call, please dial 888-205-6695 (toll free) or 913-312-1444 (access code: 8804043) approximately 10 minutes prior to the start of the conference call.  A replay of this conference call will also be available by dialing 888-203-1112 (toll free) or 719-457-0820 (access code: 8804043) from 12:00 PM eastern on July 15 until 12:00 am eastern on August 15.

About Alteva:

Alteva, a UC solution provider headquartered in Philadelphia, offers the most reliable network, the most responsive and proactive customer service and the best value to its customers. It delivers cloud-based UC solutions including VOIP phone systems and service, hosted Microsoft Communication Services, fixed mobile convergence, and advanced voice applications for the desktop. Alteva’s service requires minimal installation and configuration while eliminating monthly phone and on-premise system maintenance charges, reducing overall communication costs and enabling organizations to improve productivity. By combining Alteva’s voice service with Microsoft Communication Services products, including Microsoft Exchange, Office Communication Serve, and SharePoint, Alteva’s customers receive a true, high-quality, voice-enabled UC solution that easily integrates with existing business applications. Alteva is North America’s largest provider of enterprise hosted VoIP, and provides hosted UC solutions to businesses in all 50 states and four continents. For more information, visit http://www.altevatel.com or call 1-877-258-3821.

About Warwick Valley Telephone Company:

Warwick Valley Telephone Company (NASDAQ: WWVY) is a full service telecommunications company operating in southern Orange County, New York and portions of central New York and northwestern New Jersey. Through its subsidiaries and affiliated companies, Warwick Valley Telephone Company offers local, long distance, Internet, video and VoIP services.  Additional information is available on the Company’s Web site at www.wvtc.com.

Safe Harbor Statement for Warwick Valley Telephone Company

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements, without limitation, regarding expectations, beliefs, intentions or strategies regarding the future. The Company intends that such forward-looking statements be subject to the safe-harbor provided by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, among others the following: general economic and business conditions, both nationally and in the geographic regions in which the Company operates; industry capacity; demographic changes; technological changes and changes in consumer demand; the successful integration of the Company’s acquired businesses, existing governmental regulations and changes in or the failure to comply with, governmental regulations; legislative proposals relating to the businesses in which the Company operates; reduction in cash distributions from the Orange County-Poughkeepsie Limited Partnership; competition; or the loss of any significant ability to attract and retain qualified personnel.  Given these uncertainties, current and prospective investors should be cautioned in their reliance on such forward-looking statements.  Except as required by law, the Company disclaims any obligation to update any such factors or to publicly announce the results of any revision to any of the forward-looking statements contained herein to reflect future events or developments.   A more comprehensive discussion of risks, uncertainties and forward looking statements may be seen in the Company’s Annual Report on Form 10-K and other periodic filings with the U.S. Securities and Exchange Commission.

Company contact:

Duane W. Albro
WVT Communications
President & CEO
(845) 986-2100

Investor contact:

Jordan Darrow
Darrow Associates, Inc.
(631) 367-1866
jdarrow@darrowir.com